Exhibit 10(A)

SUTHERLAND ASBILL & BRENNAN LLP 700 Sixth Street, NW, Suite 700 Washington, DC 20001-3980 202.383.0100 Fax 202.637.3593 www.sutherland.com

STEPHEN E. ROTH

DIRECT LINE: 202.383.0158

E-mail: steve.roth@sutherland.com

April 25, 2016

Board of Trustees

Teachers Insurance and Annuity Association of America

730 Third Avenue

New York, NY 10017-3206

Re:	TIAA Separate Account VA-3

File Nos. 333-134820 and 811-21907

To the Board of Trustees

We hereby consent to the reference to our name under the heading “Legal Matters” in the Statement of Additional Information filed as part of Post-Effective Amendment No. 11 to the Form N-4 registration statement for TIAA Separate Account VA-3 (File No. 333-134820). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,

SUTHERLAND ASBILL & BRENNAN LLP

By:	/s/ Stephen E. Roth
Stephen E. Roth

ATLANTA      AUSTIN      GENEVA      HOUSTON       LONDON      NEW YORK      SACRAMENTO      WASHINGTON D.C.